UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

LANDBAY INC

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LANDBAY INC

Room 3501, EFC Building, Yuhang District,
Hangzhou City, Zhejiang Province, China

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

AND

FORM 10-K FOR THE YEAR ENDED MARCH 31, 2024

To Our Stockholders:

An Information Statement is being made available by the Board of Directors of Landbay Inc, a New York corporation (the “Company”), to holders of record of the Company’s Class A common stock at the close of business on January 2, 2025 (the “Record Date”). The purpose of this Information Statement is to inform the Company’s stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock, dated January 2, 2025:

1.	To elect three (3) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 30,000,000 shares with a par value of $0.001 to 130,000,000 shares with a par value of $0.001, and to authorize the addition of 20,000,000 shares of preferred stock with a par value of $0.001; and

3.	The approval and adoption of the Company’s 2025 Equity Incentive Plan; and

4.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025.

The foregoing actions were approved on January 2, 2025 by our Board of Directors. In addition, on January 2, 2025 the holders of 97.9% of the Company’s outstanding voting securities, as of the Record Date approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 615 and Section 708 of the New York Business Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Important Notice Regarding the Availability of Information Statement Materials and the Form 10-K

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement and Annual report on Form 10-K for year ended March 31, 2024, are available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement and Annual Report on Form 10-K for the year ended March 31, 2024, are available at http://www.kuailegou.fun/index.php/index/lists.html?catname=SECFilings&lang=zh-cn

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before January 24, 2025 to facilitate timely delivery.

-	E-mail to hpang@speedlightcs.com
-	Mail at Landbay Inc, Room 3501, EFC Building, Yuhang District, Hangzhou City, Zhejiang Province, China
-	Telephone call to + 86-18621851468

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Chunyang Liu
Chunyang Liu, Chief Executive Officer
Dated: January 14, 2025